                                 EXHIBIT(5)(a)
                                 -------------



                              FORM OF APPLICATION

                 --------------------------------------------
                  Application for INDIVIDUAL VARIABLE ANNUITY
                 --------------------------------------------


NSURANCE COMPANY NAME and PRODUCT TYPE (please check one):
[_] American General Annuity Insurance Company ("AGAIC") - Fixed and Variable
    Flexible Premium Deferred Annuity
[_] Nationwide Life and Annuity Insurance Company - Variable Flexible Premium
    Deferred Annuity
[_] PFL Life Insurance Company - Fixed and Variable Single Premium Immediate
    Annuity
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OWNER:
  NAME: _______________________________________  DAY PHONE:(____)_______________
  ADDRESS: _________________________ CITY_____________ STATE _____ ZIP_________
  SSN: _________________  DOB: ____/____/____  AGE: ____  SEX: [_] M  [_] F
  CITIZENSHIP: [_] U.S.; [_] Resident Alien (___________); [_] Non-Resident
                                              Country
      Alien (_____________)
                Country

JOINT OWNER: (For Deferred Annuities Only; where applicable)  /  JOINT
ANNUITANT: (For Immediate Annuity Only; where applicable)
  NAME: ________________________________________ DAY PHONE: (____)______________
  ADDRESS: ___________________________ CITY____________ STATE _____ ZIP________
  SSN: _______________  DOB: ____/____/____  AGE: ______  SEX: [_] M [_] F
  RELATIONSHIP TO OWNER _______________________________________________
  CITIZENSHIP: [_] U.S.; [_] Resident Alien (____________); [_] Non-Resident
                                               Country
       Alien (___________)
                Country


Nationwide Only:  By initialing here (Owner) _____   (Joint Owner) _____  you
are authorizing Nationwide to allow the exercise of Ownership rights (including the right to make exchanges among investment options) independently by EITHER the Owner or Joint Owner.

ANNUITANT:  (Must be completed if different from Owner; Must be a natural person)
  NAME: ________________________________________ DAY PHONE: (____)______________
  ADDRESS: ________________________ CITY___________  STATE _____ ZIP________
  SSN: ______________   DOB: ____/____/_____  AGE:______  SEX: [_] M [_] F
  CITIZENSHIP: [_] U.S.; [_] Resident Alien (___________); [_] Non-Resident
                                              Country
          Alien (__________)
                  Country

PAYEE:  (PFL Life Only)
  NAME: _______________________________________ DAY PHONE: (____)_______________
  ADDRESS: ________________________ CITY_____________ STATE ______ ZIP_______
  SSN: __________________________
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BENEFICIARY DESIGNATION:  [_] ADDITIONAL BENEFICIARIES

[_] (For AGAIC only) If you do not want the Joint Owner to be the Primary Beneficiary, check here and name beneficiary below.

[_] PRIMARY BENEFICIARY:__________________________ PERCENTAGE: _________
RELATIONSHIP (to Annuitant): [_] Spouse  [_] Nonspouse SSN: __________
    DOB: _____/_____/______

INITIAL PREMIUM AMOUNT (check payable to Ins. Company): $___________
            [_] WITH FUNDS   [_] FUNDS WILL FOLLOW
TAX QUALIFIED STATUS:          ANNUITY COMMENCEMENT DATE: ________________

[_] Non-Qualified        [_] Roth IRA (Conversion Year _________, if applicable)
     [_] 1035 Exchange
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INVESTMENT ALLOCATION:           [_] Traditional IRA -  [_] Other - ___________
This application includes, and   $_________ CONTRIBUTION FOR TAX YEAR _______
is not complete, without the     $_________ TRUSTEE TRANSFER
INVESTMENT ALLOCATION            $_________ ROLLOVER FROM _____________________
Form: Refer to Form FHL-612VS    ______________________________________________
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WILL THIS ANNUITY REPLACE ANY EXISTING ANNUITY OR LIFE INSURANCE CONTRACT?
   [_] No  [_] Yes, Company Name: _____________________________________________

I UNDERSTAND THAT ANNUITY PAYMENTS, SURRENDER VALUES, AND BENEFITS, WHEN BASED UPON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT AND MAY INCREASE OR DECREASE IN VALUE. RECEIPT OF A CURRENT PROSPECTUS(ES) IS (ARE) HEREBY ACKNOWLEDGED.

[_] Please send me a copy of the Statement of Additional Information to the prospectus.

I/We have read, agreed to and affirm the information above and on the reverse side.

Signed at _____________________________________________  _____/_____/_____
               CITY                          STATE              DATE

___________________________________   __________________________________________
  OWNER SIGNATURE                      JOINT OWNER SIGNATURE  (if applicable)
--------------------------------------------------------------------------------

SELLING AGENT REPORT: I [_] do [_] do not believe this annuity replaces any existing annuity or life insurance contract.

I have read, agreed to and affirm the information above and on the reverse side.

___________________  ____________________  (____)_______________   ___/____/___
  AGENT SIGNATURE     AGENT NAME PRINTED   AGENT TELEPHONE NUMBER      DATE


_______________________________________      ______________________________
            AGENCY NAME                       AGENT SOCIAL SECURITY NUMBER
--------------------------------------------------------------------------------
                   "SEE REVERSE SIDE FOR GENERAL INFORMATIOM

Insurance Company Addresses:
     . American General Annuity Insurance Company ("AGAIC") - P.O. Box 4342,
       Houston, TX 77210-4342
     . Nationwide Life and Annuity Insurance Company - One Nationwide Plaza 5th
       Floor, Columbus, OH 43215
     . PFL Life Insurance Company Home Office - 4333 Edgewood Road NE, Cedar
       Rapids, IA 52499-0001

For Arizona Applicants:  Upon your written request, the insurance company is
-----------------------
required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for some reason you are not satisfied with the contract, you may return it within ten days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

For Colorado Applicants:  It is unlawful to knowingly provide false, incomplete,
------------------------
or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the insurance company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

Notice to all Applicants: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice Regarding Community or Marital Property: Unless the insurance company has been notified of a community or marital property interest in the policy, it will rely on its good faith belief that no such interest exists and will assume no responsibility for inquiry.

                              GENERAL INFORMATION

1. The Owner understands that when this application and payment are submitted, the Owner will be entitled to the benefits and bound by the provisions of the insurance company contract. Application is subject to acceptance by the issuing insurance company.

2. The insurance company will not be liable for any loss, liability, cost, or expense, for acting in accordance with instructions of the Owner or Joint Owner.

3. The applicant, by signing the opposite side of this application, agrees to the following statement:
     I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR MY NEEDS.

4. The agent, by signing the opposite side of this application, agrees to the following statement:
     I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR HIS/HER NEEDS.

For AGAIC Only:
---------------
1. Under this Contract the Owner(s) and Annuitant(s) are the persons designated on this application unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

2. The Annuity Payment Option is assumed to be the standard Life Annuity Option with 10 years certain unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

3. For 403(b)s, the Owner understands that distributions generally will not be permitted while employed with the sponsoring employer, until the Owner has attained age 59 1/2. The Owner understands that there may be exceptions to this general rule, as well as additional limitations imposed by the employer's plan. The Owner understands that in many cases the following are not subject to withdrawal restrictions: 1) employer contributions that were made to a 403(b) annuity; 2) certain amounts that were in a 403(b) annuity on 12/31/1988; 3) distributions on account of death, disability, or financial hardship (elective deferrals only; no earnings); and 4) transfers between qualifiying 403(b) investments.

4. If the Annuity Commencement Date is not selected, it will be the first day of the month after the Annuitant's 90th birthday (70 1/2 for qualified contracts and Traditional IRAs, but not Roth IRAs) unless the insurance company receives a written request for a change.

For Nationwide Only:
--------------------
1. If an Annuity Commencement Date is not selected, it will be the first day of the month after the Annuitant's 90th birthday (70 1/2 for Traditional
     IRAs) unless the insurance company receives a written request for a change.

2. Under this Contract the Owner(s) and Annuitant(s) are the persons designated on this application unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

3. The Annuity Payment Option is assumed to be the standard Life Annuity Option with 10 years certain unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

For PFL Life Only:
------------------
     The annuity commencement date must be at least 30 days from purchase date. If no date is entered, we will assume the first payment to be 30 days from date of purchase.

               INVESTMENT ALLOCATION FORM/INCOME PAYOUT OPTIONS
                        FOR INDIVIDUAL VARIABLE ANNUITY

=============================================================================
PFL LIFE INSURANCE COMPANY: (select and complete 1. or 2., but not both; also complete 3.)

[_] FOR NEW CONTRACT          [_] FOR EXISTING CONTRACT #____________________

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  1.  Asset Allocation Models: (check one model only; asset allocation percentages shown directly below)

  [_] Conservative Growth Model  OR  [_] Balanced Model  OR  [_] Growth & Income
      Model   OR  [_]  Growth Model

  -------------------------------------------------------------------------------------------------------------------------
                                                 Asset Allocation Percentages For Each Model
  -------------------------------------------------------------------------------------------------------------------------
                                           Conservative         Balanced            Growth &       Growth
                                           Growth Model           Model           Income Model     Model
 --------------------------------------------------------------------------------------------------------------------------
  One Group(R) Investment Trust:
       Diversified Equity Portfolio              14%                  13%            16%                  22%
       Equity Index Portfolio                     7%                  11%            12%                  13%
       Large Cap Growth Portfolio                 3%                   5%             8%                  11%
       Mid Cap Value Portfolio                    3%                   9%            11%                  15%
       Mid Cap Growth Portfolio                   3%                   9%            11%                  15%
       Diversified Mid Cap Portfolio              0%                   0%             9%                  14%
       Government Bond Portfolio                 35%                  24%            14%                   5%
       Bond Portfolio                            35%                  24%            14%                   5%
       Balanced Portfolio                         0%                   5%             5%                   0%
                                               -----                 ------        ------                -----
       Total                                    100%                 100%           100%                 100%
 -----------------------------------------------------------------------------------------------------------------------------

  2.  Self-Directed: (whole percentages only; must total 100%)
  One Group(R) Investment Trust:

  ____% Balanced Portfolio        ____% Bond Portfolio            ____% Diversified Equity Portfolio
  ____% Equity Index Portfolio    ____% Gov't Bond Portfolio      ____% Large Cap Growth Portfolio
  ____% Mid Cap Growth Portfolio  ____% Mid Cap Value Portfolio   ____% Diversified Mid Cap Portfolio

  3. Premium allocated to [_] Variable Payment $__________ and/or Premium for
     [_] Fixed Payment $ __________
    (Initial premium and subsequent dollars moved to the fixed payment must remain allocated to fixed annuity payments. Please note if at time of purchase 100% of premium is allocated to the fixed payment, policy form # ASI232 8 298, which may vary by state, will be used.)
--------------------------------------------------------------------------------

PFL LIFE PAYOUT OPTIONS (must be completed for new contracts only):

  A.  Assumed Investment Return (check one for variable payments only):
                  [_]   3.5%      [_]   5.0%

  B. Payment Frequency (First payment will be 30 days from date of purchase unless otherwise specified):
      [_] Monthly [_] Quarterly [_] Other:___________ Date Policy Owner is to Receive First Payout: ____/____/_____

  C.  Annuity Payment Options (must check one option): [_] Certain Only ____
      years guaranteed    [_] Life Only     [_] Life with Period Certain ____
      years guaranteed    [_] Life with Premium Refund     [_] Life with
      Emergency Cash Option - applies to variable payments only. If any part of the premium is for fixed payments, a Life Contingent option for the fixed payment must be checked.
      [_] Life with ___ years guaranteed    [_] Life with Premium Refund
      [_] Life Only

  D.  Contract with Joint Annuitant:
      [_] No reduction of payment upon death of either annuitant.
      [_] Reduction upon death:   [_] of primary annuitant or    [_] of either
       annuitant
               Reduce to:  [_] 50%  [_] 67%  [_] 75%

  E.  Income Tax Withholding:  [_] Do not withhold Federal Income Tax
      [_] Withhold Federal Income Tax on Taxable Portion of Payment at ____% or
          $_______
      [_] Withhold Federal Income Tax based on marital status and number of allowances. Number of allowances _____
          Marital Status: [_] Single   [_] Married  [_] Married, but withhold at
          higher Single Rate

  F.  Direct Deposit:  [_] Yes   [_] No
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The models listed in item 1 above are general asset mixes.  The models were developed by Banc One Investment Advisors Corporation and may or may not be appropriate for you. Banc One Investment Advisors Corporation serves as advisor to the One Group Investment Trust Portfolios for which it receives a fee. There is no guarantee that the models will achieve any desired results or objectives. I understand that Banc One Investment Advisors Corporation is not providing investment advice or any other service to me and that I am solely responsible for determining whether a model is right for me. The models should not be considered personal investment advice or serve as the sole or primary basis for making investment decisions. Purchase payments and exchanges allocated to an investment model will be invested in each underlying investment option at the percentages set forth above.

Each investment allocation model automatically allocates a portion of my annuity to certain subaccounts. Each model will be automatically rebalanced each year on the contract anniversary date. Automatically rebalancing a model may involve transferring amounts from subaccounts with higher returns into subaccounts with relatively lower returns in order to maintain the percentages as set forth above. Transfers made as a result of automatic rebalancing are not counted against your free transfers (in the event transfer fees are imposed in the future). Automatic rebalancing ends upon the termination of a model (when a model terminates is discussed on the back of this form).

I understand that the underlying investment options described above are NOT available to the general public directly. They are only available as investment options in variable life insurance policies or variable annuity contracts issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.
------------------------------------------------------------------------------
------------------------------------------------------------------------------

____________________________        _____________________    _______/_____/____          _________________________________
   OWNER NAME (printed)                OWNER SIGNATURE              DATE                     SOCIAL SECURITY NUMBER*

____________________________        _______________________      __________________      (______)__________________________
  AGENT NAME (printed)                 AGENT SIGNATURE            AGENT SSN                          AGENT'S PHONE NO.
----------------------------------------------------------------------------------------------------------------------------
                                                         "See Reverse Side

PFL Life Insurance Company Home Office - 4333 Edgewood Road NE, Cedar Rapids, IA 52499-0001

By completing the Owner's Social Security Number or Taxpayer ID Number on the front of this form, the owner acknowledges the following:

CERTIFICATION: under penalties of perjury, I hereby certify that (1) the Social Security or Tax ID number listed is correct and (2) I am currently not subject to backup withholding. Cross out #2 if not correct, see below for backup withholding. The Internal Revenue Service does not require your consent to any provision of this application other than the certifications required to avoid backup withholding.**

**Purpose of Statement. This statement is for the payer (Insurance Company) of interest, dividends, and certain other payments so that you will not be subject to the 31% backup withholding that became effective January 1, 1984. This statement is used to report and certify your taxpayer identification number
(TIN) to the payer, to certify that you are not subject to backup withholding because of underreporting interest and dividends on your tax return, and to claim exemption from backup withholding if you are an exempt payee. If you do not certify your TIN, the payer may be required to withhold 31% of payments made to you.

What is Backup Withholding. The Interest and Dividend Tax Compliance Act of 1983 requires payers to withhold and pay to the IRS 31% of payments of interest, dividends, and certain other payments under certain conditions. This is called "backup withholding". If you give your correct TIN, certify your TIN when required, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding.

Payments will be subject to backup withholding if:
(1) You do not furnish your TIN to the payer, or: (2) IRS notifies the payer that you furnished an incorrect TIN, or; (3) You are notified by the IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for interest and dividends accounts only), or; (4) You fail to certify to the payer that you are not subject to backup withholding under (3) above (for interest and dividend accounts opened after 1983), or: (5) You fail to certify your TIN. This applies only to interest, dividend broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.

Notice of Withholding on Periodic Annuity Payments
The annuity payments may be subject to federal income tax withholding. If so, withholding will only apply to the portion of the payment that has not been taxed. Thus, there will be no withholding on the return of already taxed contributions to the contract.

Your election will remain in effect until you revoke it. You may revoke it at any time by completing and returning a new W-4P form to the Company.

If you elect not to have withholding apply to payments, or if you do not have enough federal income tax withheld from your payments, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient.

Termination of a Model  I can stop using (i.e. terminate) a model at any time by
----------------------
notifying the insurance company or by transferring amounts between the various subaccounts. A model will terminate if I am notified that it will be replaced with a new model with different asset allocation percentages. Before I use a new model, I must sign and return a consent form, accepting the new asset allocation percentages, to the insurance company, within 45 days after the date of the notice. If I don't, I will keep my current asset allocation percentages (in which case I will be considered to be "self-directed" and not receive automatic rebalancing).